EXHIBIT 5.1

[Letterhead of McGuireWoods LLP]

July 8, 2014

Ferrellgas Partners, L.P.

7500 College Boulevard, Suite 1000

Overland Park, Kansas 66210

Re:                             Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Ferrellgas Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation of:

(a)                                 the Partnership’s Registration Statement on Form S-4 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended, (the “Securities Act”), related to the offering from time to time of common units of the Partnership having an aggregate initial public offering price not to exceed $500 million on terms determined at the time of the offering (the “Units”), and

(b)                                 the prospectus contained in the Registration Statement (the “Prospectus”).

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)         the Registration Statement; and

(b)         the Prospectus.

The documents referred to in clauses (a) and (b) above are referred to collectively as the “Subject Documents” and each, individually, as a “Subject Document.”

In addition, we have examined and relied upon the following:

(i)                                     certificates from officers of Ferrellgas, Inc., a Delaware corporation and general partner of the Partnership (the “General Partner”), certifying as to, among other things, (A) true and correct copies of the certificate of limited partnership and the limited partnership agreement of the Partnership and (B) true and correct copies of the certificate of incorporation and the bylaws of the General Partner (the “General Partner Certificates”);

(ii)                                  certificates dated July 2, 2014 issued by the Secretary of State of the State of Delaware, attesting to the limited partnership status and good standing of the Partnership in the State of Delaware; and

(iii)                               originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

As used herein, the following term has the meaning set forth below:

“Applicable Law” means (a) the Delaware Revised Uniform Limited Partnership Act, (b) the Delaware General Corporation Law and (c) the relevant federal laws of the United States.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following.

(a)                                 Factual Matters.  To the extent that we have reviewed and relied upon (i) the General Partner Certificates and (ii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b)                                 Signatures.  The signatures of individuals signing the Subject Documents are genuine.

(c)                                  Authentic and Conforming Documents.  All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)                                 Legal Capacity of Certain Parties.  All parties to the Subject Documents are validly existing and in good standing in their respective jurisdictions of formation and have the capacity and full power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Partnership or the General Partner as of the date hereof.  All individuals who have signed each Subject Document had the legal capacity to execute such Subject Document.

(e)                                  Authorization, Execution and Delivery of Subject Documents.  The Subject Documents have been duly authorized by all necessary corporate, limited liability company, partnership or other action on the part of the parties thereto and have been duly executed and delivered by such parties, except that no such assumption is made as to the Partnership or the General Partner.

(f)                                   Governmental Approvals.  All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the offering of the Units from time to time or to the execution and delivery of the Subject Documents by the parties thereto or the performance by such parties of their obligations thereunder have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Partnership or the General Partner.

(g)                                  No Mutual Mistake, Amendments, etc.  There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the Subject Documents.  There are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Subject Documents.

(h)                                 Additional Assumptions. That (i) the Registration Statement and any amendment thereto (including post-effective amendments) will have been declared effective by the Commission and will be effective on the date of issuance of any Units; (ii)  an appropriate supplement to the Prospectus (each, a “Prospectus Supplement”) with respect to the Units being offered thereby will have been prepared and filed with the Commission; and (iii) all Units will have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement or any amendment thereto (including post-effective amendments), the Prospectus and any applicable Prospectus Supplement.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that upon completion of the corporate action to be taken in connection with the authorization of the issuance of the applicable Units, and when sold in exchange for the consideration set forth in the applicable post-effective amendment to the Registration Statement or a Prospectus Supplement and pursuant to the terms of any definitive purchase, merger, exchange or similar agreement approved by Board of Directors of the General Partner on behalf of the Partnership, such Units will duly authorized, validly issued, fully paid and nonassessable (except as nonassessability may be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act.

Matters Excluded from Our Opinions

We express no opinion with respect to any matter pertaining to the contents of the Subject Documents other than as expressly stated herein.

Qualifications and Limitations Applicable to Our Opinion

The opinions set forth above are subject to the following qualifications and limitations:

(a)                                 Applicable Law.  Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law. Without limiting the generality of the foregoing, our opinions related to the Delaware General Corporation Law are limited to our review of the respective texts of such laws as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws.

(b)                                 Bankruptcy.  Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c)                                  Equitable Principles.  Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter.  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to us in the Prospectus under the caption “Legal matters.” In giving this consent, we do not admit that we are “experts,” within the meaning of that term as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus, including this opinion as an exhibit or otherwise.

The opinion set forth herein is made as of the date hereof, and we assume no obligation to supplement this opinion letter if any Applicable Laws change after the date hereof or if we become aware after the date hereof of any facts that might change the opinion expressed herein.  Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation.

Very truly yours,

/s/ McGuireWoods LLP